Exhibit 99.1

Cirrus Logic Reports Fiscal Q2 2009 Financial Results

Reports Revenue Growth of 13 Percent Year Over Year to $53.3 Million

AUSTIN, Texas--(BUSINESS WIRE)--October 22, 2008--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the second quarter of fiscal year 2009, which ended Sept. 27, 2008.

Revenue for the quarter was $53.3 million and represents a 13 percent increase compared to $47.0 million during the second quarter of fiscal year 2008 and a 21 percent increase compared to $44.0 million in the previous quarter. Gross margin for the quarter was 56 percent, compared with 57 percent for the second quarter of fiscal year 2008 and 56 percent in the previous quarter.

Total GAAP operating expenses for the quarter were $24.2 million, which included $1.8 million in legal fees associated with derivative lawsuits related to the Company’s past stock option practices. Additionally, GAAP operating expenses included stock-based compensation and acquisition-related amortization of intangibles charges of approximately $1.5 million. Income from operations on a GAAP basis was $5.8 million, or 11 percent. Excluding the items noted above, the non-GAAP income from operations was $9.1 million or 17 percent.

Cirrus Logic reported second quarter GAAP net income of $6.4 million, or $0.10 per share based on 65.3 million average diluted shares outstanding. Excluding the items noted above, non-GAAP net income was $9.7 million, or $0.15 earnings per share.

“Q2 represents great progress toward Cirrus Logic’s long-term financial model. Revenues were up 13 percent versus last year driven primarily by strong growth in new product sales. Additionally, expenses were down and we delivered a substantial increase in earnings per share,” said Jason Rhode, president and chief executive officer. “While we are concerned about overall macroeconomic conditions, we believe that our strong financial position, recent product introductions, and success in portable audio enable us to make further progress towards our strategic objectives and grow our overall long-term market share.”

Outlook for Third Quarter FY 2009 (ending Dec. 27, 2008):

  Revenue is expected to range between $51 million and $55 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, which include approximately $2 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the second quarter of fiscal year 2009, on Oct. 22, 2008, at 5:00 p.m. EDT. Those wishing to join should call 303-205-0033 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until Oct. 29, 2008. To access the recording, call 303-590-3000 (passcode: 11121033#). A live and an archived webcast of the conference call will also be available via the investor section of company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment, and industrial and aerospace applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided, non-GAAP net earnings, non-GAAP income from operations, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2009 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the third quarter of fiscal year 2009, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 29, 2008, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Sep. 27,	Jun. 28,	Sep. 29,
	2008	2008	2007

Net revenue	$53,278	$44,011	$47,034
Cost of sales	23,292	19,360	20,213
Gross Margin	29,986	24,651	26,821
Gross Margin Percentage	56.3%	56.0%	57.0%

Operating expenses:
Research and development	10,864	11,605	12,051
Selling, general and administrative	11,597	12,003	12,819
Impairment of non-marketable securities	-	-	3,657
Acquired in process R&D	-	-	1,761
Litigation settlement, net	1,771	-	-
Total operating expenses	24,232	23,608	30,288

Income (loss) from operations	5,754	1,043	(3,467)

Interest income, net	637	936	3,180
Other income (expense), net	(52)	195	(30)
Income (loss) before income taxes	6,339	2,174	(317)
Provision (benefit) for income taxes	(16)	36	15
Net income (loss)	$6,355	$2,138	$(332)

Basic income (loss) per share:	$0.10	$0.03	$-
Diluted income (loss) per share:	$0.10	$0.03	$-

Basic weighted average common shares outstanding	64,971	66,622	88,998
Diluted weighted average common shares outstanding	65,317	67,213	88,998

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 27,	Jun. 28,	Sep. 29,
	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$55,566	$41,405	$53,211
Restricted investments	5,755	5,755	5,755
Marketable securities	48,565	55,747	174,490
Accounts receivable, net	25,556	21,554	23,814
Inventories	28,106	24,006	19,450
Other current assets	7,794	8,973	14,490
Total Current Assets	171,342	157,440	291,210

Long-term marketable securities	-	-	11,490
Property and equipment, net	20,779	20,332	20,720
Intangibles, net	24,559	25,212	31,718
Goodwill	6,194	6,194	12,655
Other assets	2,301	2,393	2,190
Total Assets	$225,175	$211,571	$369,983

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,620	$15,235	$14,551
Accrued salaries and benefits	7,552	6,159	7,873
Other accrued liabilities	8,685	8,686	10,537
Deferred income on shipments to distributors	7,751	5,809	6,946
Income taxes payable	(28)	84	8
Total Current Liabilities	41,580	35,973	39,915

Long-term restructuring accrual	1,285	1,554	2,674
Other long-term obligations	7,093	7,321	10,126

Stockholders' equity:
Capital stock	942,853	940,702	933,824
Accumulated deficit	(766,933)	(773,288)	(615,948)
Accumulated other comprehensive loss	(703)	(691)	(608)
Total Stockholders' Equity	175,217	166,723	317,268
Total Liabilities and Stockholders' Equity	$225,175	$211,571	$369,983

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

Quarter Ended

Sep. 27,
2008
Net Income Reconciliation
GAAP net income	$6,355
Non-GAAP adjustments:
Adjust:
Stock compensation expense	1,230
Amortization of acquisition intangibles	364
Facility and other related adjustments	(34)
Provision for litigation expenses	1,771

Non-GAAP net income	$9,686

EPS Reconciliation
GAAP diluted earnings per share	$0.10
Non-GAAP adjustments:
Effect of stock compensation expense	0.02
Effect of amortization of acquisition intangibles	-
Effect of facility and other related adjustments	-
Effect of provision for litigation expenses	0.03

Non-GAAP diluted earnings per share	$0.15

Operating Income Reconciliation
GAAP Operating Income	$5,754
Adjust:
Stock compensation expense	1,230
Amortization of acquisition intangibles	364
Facility and other related adjustments	(34)
Provision for litigation expenses	1,771
Non-GAAP Operating Income	$9,085

Operating Income Percent Reconciliation
GAAP Operating Income percent	11%
Adjust:
Stock compensation expense	2%
Amortization of acquisition intangibles	1%
Facility and other related adjustments	0%
Provision for litigation expenses	3%
Non-GAAP Operating Income	17%

Operating Expense Reconciliation
GAAP Operating Expenses	$24,232
Non-GAAP adjustments:
Less:
Stock compensation expense	1,182
Amortization of acquisition intangibles	364
Facility and other related adjustments	(34)
Provision for litigation expenses	1,771

Non-GAAP Operating Expenses	$20,949

CONTACT:
Cirrus Logic, Inc., Austin
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com